RYDEX ETF TRUST
                         9601 BLACKWELL ROAD, SUITE 500
                               ROCKVILLE, MD 20850


November 1, 2006


State Street Bank and Trust Company
150 Newport Avenue, 4th floor
Quincy, Massachusetts 02171
Attention: Michael E. Prendergast, Vice President

Ladies and Gentlemen:

      Reference is made to the Custodian Agreement between Rydex ETF Trust (the "Fund") and State Street Bank and Trust Company ("State Street") dated as of May 3, 2005, as amended (the "Agreement").

      Pursuant to Section 18.6 of the Agreement, this letter is to provide written notice to State Street of the Fund's desire to include the following series (the "Additional Series") as additional Portfolios under the Agreement:

            Rydex S&P Equal Weight Consumer Discretionary ETF
            Rydex S&P Equal Weight Consumer Staples ETF
            Rydex S&P Equal Weight Energy ETF
            Rydex S&P Equal Weight Financials ETF
            Rydex S&P Equal Weight Health Care ETF
            Rydex S&P Equal Weight Industrials ETF
            Rydex S&P Equal Weight Materials ETF
            Rydex S&P Equal Weight Technology ETF
            Rydex S&P Equal Weight Utilities ETF

      In accordance with such section, we request that State Street confirm that it will render services as custodian with respect to the Additional Series pursuant to the Agreement. An updated Appendix A to the Agreement, reflecting the addition of the New Series, is annexed hereto.

                            [Signature page follows.]

      Please indicate your acceptance of the foregoing by executing two copies of this Agreement, returning one to the Fund and retaining one copy for your records.

                              Very truly yours,

                              RYDEX ETF TRUST

                              By:              /s/Joseph Arruda
                                               ---------------------------------
                              Name:            Joseph Arruda
                              Title:           Asst. Treasurer

                              Accepted:

                              STATE STREET BANK AND TRUST COMPANY

                              By:              /s/Joseph L. Hooley
                                               ---------------------------------
                              Name:            Joseph L. Hooley
                              Title:           Executive Vice President

                                   APPENDIX A
                    To Custodian Agreement dated May 3, 2005

                        Effective as of November 1, 2006



            RYDEX RUSSELL TOP 50 ETF
            RYDEX S&P EQUAL WEIGHT ETF
            RYDEX S&P 500 PURE VALUE ETF
            RYDEX S&P 500 PURE GROWTH ETF
            RYDEX S&P MIDCAP 400 PURE VALUE ETF
            RYDEX S&P MIDCAP 400 PURE GROWTH ETF
            RYDEX S&P SMALLCAP 600 PURE VALUE ETF
            RYDEX S&P SMALLCAP 600 PURE GROWTH ETF
            RYDEX S&P EQUAL WEIGHT CONSUMER DISCRETIONARY ETF
            RYDEX S&P EQUAL WEIGHT CONSUMER STAPLES ETF
            RYDEX S&P EQUAL WEIGHT ENERGY ETF
            RYDEX S&P EQUAL WEIGHT FINANCIALS ETF
            RYDEX S&P EQUAL WEIGHT HEALTH CARE ETF
            RYDEX S&P EQUAL WEIGHT INDUSTRIALS ETF
            RYDEX S&P EQUAL WEIGHT MATERIALS ETF
            RYDEX S&P EQUAL WEIGHT TECHNOLOGY ETF
            RYDEX S&P EQUAL WEIGHT UTILITIES ETF